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                                                                   EXHIBIT 10.24

             SIXTH ADDENDUM TO COLLATERAL SECURITY AGREEMENT DATED
            NOVEMBER 1, 2001 BETWEEN ACTRADE CAPITAL, INC. AND XETEL
                         CORPORATION (THE "AGREEMENT")

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     A.  Effective June 28, 2002, Paragraph 3 (iii) of the Agreement is hereby modified to read as follows:

     "3. GENERAL TERMS OF THIS SECURITY AGREEMENT. The parties agree that the following terms and conditions shall govern this Security Agreement:

     (iii) Upon default in payment of (i) sum of $30,000 on or before June 30, 2002, (default charges for extending the debt to September 15, 2002), (ii) the Restructured TADs, less any payments made, on or before September 15, 2002, or (iii) any facts otherwise constituting a default under this Agreement, Actrade shall immediately notify Maker in writing that a default has been declared. Maker shall have two (2) business days to cure the default. If not cured within such period than, without further notice to Maker, Actrade shall take all steps necessary to effect enforcement and collection of the collateral security described herein in Schedule A.

     B. In all other respects the aforesaid Agreement and each and every provision thereof shall remain in full force and effect, without change or modification thereto.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM TO THE AGREEMENT UNDER THEIR SEALS AS OF JUNE 28, 2002.

ACTRADE CAPITAL, INC.                     XETEL CORPORATION


By:                                       By: /s/ [ILLEGIBLE]
   ----------------------------------         --------------------------------
   Richard Couzzi                             NAME:
   Vice President, Credit & Collections       TITLE: CEO